EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is entered into as of November 12, 1998, by and between John F. Halligan, an individual ("Executive") and Gartner Group, Inc., a Delaware corporation (the "Company").

                                    Recitals

         A. Executive currently serves as the Executive Vice President and Chief Financial Officer of the Company.

         B. The Company and Executive desire to provide for Executive's continued employment with the Company upon and subject to the terms and conditions set forth in this Agreement.

                                    Agreement

         Therefore, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

I. Employment. The Company shall employ Executive in the position of Executive Vice President and Chief Financial Officer, as such position has been defined in terms of responsibilities and compensation as of the effective date of this Agreement; provided, however, that the Board of Directors of the Company (the "Board") shall have the right, at any time or from time to time, to revise such responsibilities and compensation as the Board in its discretion may deem necessary or appropriate. Executive shall comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during his employment. During the term of Executive's employment with the Company, Executive shall continue to devote his full time, skill and attention to his duties and responsibilities, and shall perform them faithfully, diligently and competently, and Executive shall use his best efforts to further the business of the Company and its affiliated entities.

I. Term. The employment of Executive pursuant to this Agreement shall continue through October 1, 1999, provided that such term (the "Employment Term") shall automatically renew at the end of the initial term and each subsequent term thereafter for a one (1) year period, unless Executive or the Company shall elect to terminate the Agreement by written notice to the other party not less than sixty (60) days prior to the end of the respective term.

I. Salary. As compensation for the services rendered by Executive under this Agreement, the Company shall pay to Executive a base salary ("Base Salary") initially equal to $250,000 per year for fiscal 1999, payable to Executive on a monthly basis in accordance with the Company's payroll practices as in effect from time to time during the Employment Term.

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The Base Salary shall be subject to periodic adjustments by the Board or the
Compensation Committee of the Board, in the sole discretion of the Board or such Committee.

I. Bonus. In addition to his Base Salary, Executive shall be entitled to participate in the Company's executive bonus program. The annual target bonus shall be established by the Board or its Compensation Committee, in the discretion of the Board or such Committee, and shall be payable based on achievement of specified Company and individual objectives. Executive's target bonus for the fiscal year ending September 30, 1999 has previously been set at $180,000, with a maximum bonus of $450,000.

I. Executive Benefits.

A. Employee and Executive Benefits. Executive will be entitled to receive all benefits provided to executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability, and the executive split-dollar life insurance and executive disability plan, so long as and to the extent the same exist; provided, that in respect to each such plan Executive is otherwise eligible and insurable in accordance with the terms of such plans.

A. Vacation, Sick Leave and Holidays. Executive shall be entitled to vacation, sick leave and vacation in accordance with the policies of the Company and its subsidiaries as they exist from time to time. Executive understands that under the current policy he will receive four (4) weeks vacation per calendar year. Vacation which is not used during any calendar year will not roll over to the following year.

I. Employment Relationship. The Company and Executive acknowledge that Executive's employment is and shall continue to be at-will, as defined under applicable law. Either the Company or Executive may terminate this agreement and Executive's employment at any time, with or without Business Reasons (as defined in Section 8(a) below), in its or his sole discretion, upon fourteen (14) days' prior written notice of termination. If Executive's employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and policies at the time of termination.

I. Severance Benefits.

A. Change in Control. If during the term of this Agreement the Company shall be subject to a Change in Control (as defined below), then Executive shall be entitled to receive the following: (A) Base Salary and vacation accrued through the Termination Date, (B) an amount equal to two (2) years of Executive's Base Salary then in effect, payable immediately upon the Change in Control, (C) an amount equal to two (2) times Executive's target bonus for the fiscal year in which the Change in Control occurs (as well as any unpaid bonus from the prior fiscal year), all payable immediately upon the Change in Control, (D) acceleration in full of vesting of all outstanding stock options, TARPs and other equity arrangements subject to vesting and held by Executive (and in this regard all options and other exercisable rights held by Executive shall remain exercisable for ninety (90) days following any termination of

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Executive's employment (or such longer period as may be provided in the applicable stock option plan or agreement)), (E) forgiveness by the Company of all outstanding principal and interest due to the Company under indebtedness incurred by Executive to purchase shares of capital stock of the Company, (F) continuation of group health benefits pursuant to the Company's standard programs as in effect from time to time (or continuation of substantially similar benefits through a third party carrier, at the Company's election) for a period of not less than 18 months (or such longer period as may be required by COBRA), provided that Executive makes the necessary conversion, with the cost of such coverage to be paid by the Company for 18 months and by Executive for any period beyond 18 months, (G) in the event of termination of Executive's employment within 12 months following the Change in Control, outplacement support at the Company's expense up to $15,000 and (H) no other compensation, severance or other benefits. Notwithstanding the foregoing, however, Executive shall be obligated to repay to the Company any amounts previously received pursuant to clauses (B) and (C) hereof, to the extent the same correspond to any period following the Termination Date during which Executive violates the noncompetition agreement set forth in Section 13. Upon a Change in Control, Executive may elect, in his sole discretion, (i) not to receive all or any portion of any cash payment provided herein, or to defer all or any portion of any such payment to one or more payment tranches over a period of up to 3 years,
(ii) not to have all or any portion of indebtedness forgiven or to defer such forgiveness or any portion thereof to one or more forgiveness tranches over a period of up to 3 years, and/or (iii) not to have all or any portion of vesting restrictions lapse, in each such case in order to avoid or limit any "parachute payment" under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended.

A. Involuntary Termination. If during the term of this Agreement the Company terminates the employment of Executive involuntarily and without Business Reasons or a Constructive Termination occurs, then Executive shall be entitled to receive the following: (A) Base Salary and vacation accrued through the Termination Date plus continued Base Salary for a period of twelve (12) months following the Termination Date, payable in accordance with the Company's regular payroll schedule as in effect from time to time, (B) any bonus payment previously fixed and declared by the Board or its Compensation Committee on behalf of Executive and not previously paid to Executive, (C) the right to exercise all outstanding stock options held by Executive for ninety (90) days following the Termination Date (or such longer period as may be provided in the applicable stock option plan or agreement) but only to the extent vested as of the Termination Date, (D) continuation of group health benefits pursuant to the Company's standard programs as in effect from time to time (or continuation of substantially similar benefits, through a third party carrier, at the Company's election), for a period of not less than 18 months (or such longer period as may be required by COBRA), provided that Executive makes the necessary conversion, with the cost of such benefits to be paid by the Company for 18 months and by Executive for any period beyond 18 months, and (E) no other compensation, severance or other benefits. Notwithstanding the foregoing, however, if Executive violates the non-competition agreement set forth in Section 13 during the three (3) year period following the Termination Date, the Company shall not be required to continue to pay the salary or bonus specified in clause (A) hereof for any period following the Termination Date, and in such event Executive shall be obligated to repay to the Company any amounts previously received pursuant to clause (A) hereof, to the extent the same relate to any period following the Termination Date.

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A. Termination for Death or Disability. If during the term of this Agreement
Executive's employment shall be terminated by reason of death or Executive shall become unable to perform his duties as an employee as a result of incapacity, which gives rise to termination of employment for Disability, then Executive shall be entitled to receive the following: (A) Base Salary and vacation accrued through the Termination Date only, (B) any bonus payment previously fixed and declared by the Board or its Compensation Committee on behalf of Executive and not previously paid to Executive, (C) continuation of group health benefits pursuant to the Company's standard programs as in effect from time to time (or continuation of substantially similar benefits, through a third party carrier, at the Company's election), for a period of not less than 18 months (or such longer period as may be required by COBRA), provided that Executive makes the necessary conversion, with the cost of such benefits to be paid by the Company for 18 months and by Executive for any period beyond 18 months, (D) the right to exercise all outstanding stock options held by Executive for ninety (90) days following the Termination Date (or such longer period as may be provided in the applicable stock option plan or agreement), but only to the extent vested as of the Termination Date, (E) such other benefits upon death or Disability, as the case may be, as may then be established under the Company's then-existing severance and benefit plans and policies at the time of such Disability or death, and (F) no other compensation, severance or other benefits.

A. Voluntary Termination or Termination for Business Reasons. If (i) Executive voluntarily terminates his employment or (ii) Executive is terminated involuntarily for Business Reasons, then in any such event Executive or his representatives shall be entitled to receive the following: (A) Base Salary and accrued vacation through the Termination Date only, (B) the right to exercise all outstanding stock options held by Executive for thirty (30) days following the Termination Date (or such longer period as may be provided in the applicable stock option plan or agreement), but only to the extent vested as of the Termination Date, (C) to the extent COBRA shall be applicable to the Company, continuation of group health benefits pursuant to the Company's standard programs as in effect from time to time (or continuation of substantially similar benefits through a third party carrier, at the Company's election), for a period of 18 months (or such longer period as may be applicable under the Company's policies then in effect) following the Termination Date provided that Executive makes the appropriate conversion and payments, and (D) no further severance, benefits or other compensation.

A. Exclusivity. The provisions of this Section 7 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, either at law, tort or contract, in equity, or under this Agreement, in the event of any termination of Executive's employment. Executive shall be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in paragraph (a), (b), (c), or (d) of this Section 7, whichever shall be applicable.

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I. Limitation on Payments.

A. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section 8 would be subject to the excise tax imposed by Section 4999 of the Code, then Executive's severance benefits under Section 7 shall be payable either (i) in full, or (ii) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits under this Agreement, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.

A. If a reduction in the payments and benefits that would otherwise be paid or provided to Executive under the terms of this Agreement is necessary to comply with the provisions of Section 8(a), Executive shall be entitled to select which payments or benefits will be reduced and the manner and method of any such reduction of such payments or benefits (including but not limited to the number of options that would accelerate as to vesting under Section 7), subject to reasonable limitations (including, for example, express provisions under the Company's benefit plans) (so long as the requirements of Section 8(a) are met). Within thirty (30) days after the amount of any required reduction in payments and benefits is finally determined in accordance with the provisions of Section 8(c), Executive shall notify the Company in writing regarding which payments or benefits are to be reduced. If no notification is given by Executive, the Company will determine which amounts to reduce. If, as a result of any reduction required by Section 8(a), amounts previously paid to Executive exceed the amount to which Executive is entitled, Executive will promptly return the excess amount to the Company.

A. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 8 shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 8, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8.

I. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

A. Business Reasons. "Business Reasons" shall mean (i) any act of personal dishonesty taken by Executive in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of Executive,
(ii) commission of a

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felony or other offense which involves moral turpitude or is otherwise injurious to the Company, (iii) a willful act by Executive which constitutes gross misconduct and which is injurious to the Company, (iv) material breach of this Agreement by Executive, including (A) any material breach of the provisions of
Section 10, 11, or 12 or 13 hereof, or (B) continued violation by Executive of Executive's obligations under Section 1 of this Agreement that are demonstrably willful and deliberate on Executive's part after there has been delivered to Executive a written demand for performance from the Company which describes the basis for the Company's belief that Executive has not substantially performed his duties.

A. Disability. "Disability" shall mean that Executive has been unable to perform his duties as an employee as the result of Executive's incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive's legal representative (such Agreement as to acceptability not to be unreasonably withheld). In the event that Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

A. Termination Date. "Termination Date" shall mean (i) if this Agreement is terminated on account of death, the date of death; (ii) if this Agreement is terminated for Disability, the date specified in Section 9(b); (iii) if this Agreement is terminated by the Company, the termination date specified in the notice of termination given by the Company to Executive; (iv) if the Agreement is terminated by Executive, the termination date specified in the notice of termination given by Executive to the Company; or (v) if this Agreement expires by its terms, then the last day of the term of this Agreement.

A. Constructive Termination. A "Constructive Termination" shall be deemed to occur if (A) without the consent of Executive, (i) there is a significant reduction in Executive's duties, authorities and responsibilities, (ii) Executive is required to relocate his place of employment, other than a relocation within 50 miles of Executive's current business location or to Fort Myers, Florida, or (iii) there is a reduction of more than 20% of Executive's Base Salary or target bonus (other than any such reduction consistent with a general reduction of pay across the executive staff as a group, as an economic or strategic measure due to poor financial performance by the Company) and (B) within the thirty (30) day period immediately following such material adverse change or reduction Executive elects to terminate his employment voluntarily.

A. Change in Control. A "Change in Control" shall be deemed to have occurred if:

1. any "Person," as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than
(A) the Company, (B) IMS Health, Inc., a Delaware corporation, or any wholly-owned subsidiary of IMS Health, Inc. (collectively, "IMS"), until IMS shall cease to be the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 15% of the combined voting power of the Company's then-outstanding securities, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or IMS, or (D) any company owned, directly or indirectly, by the

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stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities; provided that, in the case of any Person which (i) has filed and has in effect a report of beneficial ownership on Schedule 13-G in which such Person is reported as a "passive" investor for the purpose of such
Schedule 13-G, for so long as such person continues to be a passive investor thereunder in the Company, (ii) is the Beneficial Owner of less than 15% of the combined voting power of the outstanding securities of the Company immediately prior to the Proposed Recapitalization (defined below) and immediately prior to the Proposal Spinoff (defined below), (iii) is the Beneficial Owner of less than 15% of the combined voting power of the outstanding securities of IMS Health, Inc. immediately prior to the Proposed Recapitalization and immediately prior to the Proposed Spinoff, and (iv) acquires more than 15% but less than [20%] of the combined voting power of the Company's then-outstanding securities solely by virtue of the Proposed Recapitalization and Proposed Spinoff, then a Change in Control shall not be deemed to occur so long as (i) such Person remains a passive investor in the Company under Schedule 13-G and (ii) such Person beneficially owns shares in the Company representing no more than the combined voting power of the outstanding securities of the Company beneficially owned by such Person immediately following the Proposed Spinoff plus [five percent (5%)];

1. during any period of twenty-four months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections (2)(a)(i), (iii) or (iv) hereof, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at lease a majority thereof;

1. the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity;

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1. the  stockholders of the Company approve a plan of complete  liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

1. the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

         A transfer of shares of stock of the Company from IMS to an affiliated company, subsidiary or spin-off entity of IMS, or the reduction in ownership of capital stock of the Company by IMS by means of a spin-off of such shares to IMS stockholders or sales of shares into the public market, shall not alone be deemed to meet the requirements of clause (8)(e)(i) hereof.

         For the purposes hereof, the "Proposed Recapitalization" refers to the proposed recapitalization by the Company of its outstanding equity securities in which a new class of Class B Common Stock having special voting rights will be created and issued to IMS in exchange for the shares of Class A Common Stock of the Company held by IMS, and the "Proposed Spinoff" refers to the proposed spinoff by IMS to its shareholders on a tax-free basis of a significant portion of the shares of Company Common Stock owned by IMS.

I. Confidential Information.

A. Executive acknowledges that the Confidential Information (as defined below) relating to the business of the Company and its subsidiaries which Executive has obtained or will obtain during the course of his association with the Company and subsidiaries and his performance under this Agreement are the property of the Company and its subsidiaries. Executive agrees that he will not disclose or use at any time, either during or after the Employment period, any Confidential Information without the written consent of the Board of Directors of the Company. Executive agrees to deliver to the Company at the end of the Employment period, or at any other time that the Company may request, all memoranda, notes, plans, records, documentation and other materials (and copies thereof) containing Confidential Information relating to the business of the Company and its subsidiaries, no matter where such material is located and no matter what form the material may be in, which Executive may then possess or have under his control. If requested by the Company, Executive shall provide to the Company written confirmation that all such materials have been delivered to the Company or have been destroyed. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

A. "Confidential Information" shall mean information which is not generally known to the public and which is used, developed, or obtained by the Company or its subsidiaries relating to the businesses of any of the Company and its subsidiaries or the business of any customer thereof including, but not limited to: products or services; fees, costs and pricing structure; designs; analyses; formulae; drawings; photographs; reports; computer software, including operating systems, applications, program listings, flow charts, manuals and documentation; databases; accounting and business methods; inventions and new developments and methods, whether patentable or unpatentable and whether or not reduced to practice; all copyrightable works; the customers of any of the Company and its subsidiaries and the

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Confidential Information of any customer thereof; and all similar and related information in whatever form. Confidential Information shall not include any information which (i) was rightfully known by Executive prior to the Employment Period; (ii) is publicly disclosed by law or in response to an order of a court or governmental agency; (iii) becomes publicly available through no fault of Executive or (iv) has been published in a form generally available to the public prior to the date upon which Executive proposes to disclose such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all the material features comprising such information have been published in combination.

I. Inventions and Patents. In the event that Executive, as a part of Executive's activities on behalf of the Company, generates, authors or contributes to any invention, new development or method, whether or not patentable and whether or not reduced to practice, any copyrightable work, any trade secret, any other Confidential Information, or any information that gives any of the Company and its subsidiaries an advantage over any competitor, or similar or related developments or information related to the present or future business of any of the Company and its subsidiaries (collectively "Developments and Information"), Executive acknowledges that all Developments and Information are the exclusive property of the Company. Executive hereby assigns to the Company, its nominees, successors or assigns, all rights, title and interest to Developments and Information. Executive shall cooperate with the Company's Board of Directors to protect the interests of the Company and its subsidiaries in Developments and Information. Executive shall execute and file any document related to any Developments and Information requested by the Company's Board of Directors including applications, powers of attorney, assignments or other instruments which the Company's Board of Directors deems necessary to apply for any patent, copyright or other proprietary right in any and all countries or to convey any right, title or interest therein to any of the Company's nominees, successors or assigns.

I. No Conflicts.

A. Executive agrees that in his individual capacity he will not enter into any agreement, arrangement or understanding, whether written or oral, with any supplier, contractor, distributor, wholesaler, sales representative, representative group or customer, relating to the business of the Company or any of its subsidiaries, without the express written consent of the Board of Directors of the Company.

A. As long as Executive is employed by the Company or any of its subsidiaries, Executive agrees that he will not, except with the express written consent of the Board of Directors of the Company, become engaged in, render services for, or permit his name to be used in connection with, any business other than the business of the Company, any of its subsidiaries or any corporation or partnership in which the Company or any of its subsidiaries have an equity interest.

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I. Non-Competition Agreement.

A. Executive acknowledges that his services are of a special, unique and extraordinary value to the Company and that he has access to the Company's trade secrets, Confidential Information and strategic plans of the most valuable nature. Accordingly, Executive agrees that for the period of three (3) years following the Termination Date, Executive shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or any of its subsidiaries as such businesses exist or are in process of development on the Termination Date, including without limitation the publication of periodic research and analysis of the information technology industries. Nothing herein shall prohibit Executive from being a passive owner of not more than 1% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

A. In addition, for a period of three (3) years commencing on the Termination Date, Executive shall not (i) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company or any subsidiary at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any subsidiary to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary.

A. Executive agrees that these restrictions on competition and solicitation shall be deemed to be a series of separate covenants not-to-compete and a series of separate non-solicitation covenants for each month within the specified periods, separate covenants not-to-compete and non-solicitation covenants for each state within the United States and each country in the world, and separate covenants not-to-compete for each area of competition. If any court of competent jurisdiction shall determine any of the foregoing covenants to be unenforceable with respect to the term thereof or the scope of the subject matter or geography covered thereby, such remaining covenants shall nonetheless be enforceable by such court against such other party or parties or upon such shorter term or within such lesser scope as may be determined by the court to be enforceable.

A. Because Executive's services are unique and because Executive has access to Confidential Information and strategic plans of the Company of the most valuable nature, the parties agree that the covenants contained in this Section 13 are necessary to protect the value of the business of the Company and that a breach of any such covenant would result in irreparable and continuing damage for which there would be no adequate remedy at law. The parties agree therefore that in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof.

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I. Miscellaneous Provisions.

A. Notice. Notices and all other communications contemplated by this Agreement shall be in writing, shall be effective when given, and in any event shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) three (3) business days after deposit in the U.S. mail, if mailed by U.S. registered or certified mail, return receipt requested, or (iii) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, if so delivered, freight prepaid. In the case of Executive, notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Corporate Secretary.

A. Notice of Termination. Any termination by the Company or Executive shall be communicated by a notice of termination to the other party hereto given in accordance with paragraph (a) hereof. Such notice shall indicate the specific termination provision in this Agreement relied upon.

A. Successors.

1. Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall be entitled to assume the rights and shall be obligated to assume the obligations of the Company under this Agreement and shall agree to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (i) or which becomes bound by the terms of this Agreement by operation of law.

1. Executive's Successors. The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

1. No Other Assignment of Benefits. Except as provided in this Section 14(c), the rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (iii) shall be void.

A. Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this

Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

A. Entire Agreement. This Agreement shall supersede any and all prior agreements, representations or understandings (whether oral or written and whether express or implied) between the parties with respect to the subject matter hereof.

A. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

A. Governing Law; Arbitration. This Agreement shall be construed in accordance with and governed by the laws of the State of New York as they apply to contracts entered into and wholly to be performed within such state by residents of such state. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Stamford, Connecticut, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. No party shall be entitled to seek or be awarded punitive damages. All attorneys' fees and costs shall be allocated or apportioned by the parties, and in the absence of any agreement or allocation or apportionment shall be awarded to the prevailing party.

A. Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

A. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                        COMPANY

                                        GARTNER GROUP, INC.


                                        By: ____________________________________
                                           Manuel A. Fernandez
                                           President and Chief Executive Officer


                                        EXECUTIVE

                                        JOHN F. HALLIGAN
                                        ________________________________________